UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
April 14, 2021
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During the course of 2020, the Board of Directors and Compensation Committee of Huron Consulting Group Inc. (the “Company”) like those of many companies, spent considerable time discussing the impact of the COVID-19 pandemic on the Company’s business, customers and personnel in an effort to address the impact of the pandemic on the Company’s short and long-term compensation programs. After thorough consideration, the Compensation Committee decided not to make any adjustments to the pre-established financial performance metrics, performance periods or any other elements of the outstanding long-term incentive plans. The decision was based principally on two factors. First, the Compensation Committee was extremely reluctant to change performance targets in the middle of a plan cycle since the Compensation Committee did not believe this to be a good practice and, despite the extraordinary circumstances presented by the pandemic, did not exercise discretion to do so. Second, in light of the uncertainty created by the pandemic, the Compensation Committee did not believe it had enough insight into the potential future impact of the pandemic to establish meaningful and sustainable revised performance targets.

The Board and the Compensation Committee believe that the Company’s executive officers performed exceptionally in leading the Company during 2020. While the Compensation Committee did not adjust outstanding long-term incentive awards to address the very negative impact of the pandemic on multi-year performance cycles, the Compensation Committee believes it is critical to implement a three-year retention program for our executive officers to ensure their continued leadership. As a result, the Compensation Committee has approved the retention awards described below to support the future success of the business, specifically over the next few years as the Company emerges from the challenges presented by the pandemic.

On April 14, 2021, the Company entered into Retention Bonus Agreements (the “Retention Bonus Agreements”) with each of the Company’s named executive officers. Pursuant to their respective Retention Bonus Agreements, each named executive officer is entitled to a cash retention payment (the “Retention Awards”) so long as the named executive officer remains continuously employed by the Company through the applicable vesting date. The total amount of the Retention Awards that could be earned are as follows: James H. Roth—$2,220,000; Mark Hussey—$1,290,000; John D. Kelly—$615,000; Ernest W. Torain—$240,000. One-third of such amount will be payable on each of March 1, 2022, March 1, 2023 and March 1, 2024 if the named executive officer remains continuously employed by the Company through such date. If a named executive officer’s employment is terminated due to death, disability, termination without cause or resignation with good reason, he or his estate will receive payment of a pro-rated portion of the Retention Award through the date of termination. If the employment of a named executive officer is terminated for any other reason, the amount of any unpaid Retention Award will be forfeited.

The disclosure contained in this Item 5.02 does not purport to be a complete description of the Retention Bonus Agreements and is qualified in its entirety by reference to the form of Retention Bonus Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 5.02.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Exhibit Description
10.1	Form of Retention Bonus Agreement

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	April 15, 2021	/s/ John D. Kelly
John D. Kelly
Executive Vice President, Chief Financial Officer, and Treasurer